Exhibit 10.1

                               SERVICES AGREEMENT

THE PARTIES TO THIS AGREEMENT ARE:

The Company: "Amber Group Inc" 2360 Corporate Circle Suite 400, Henderson NV 8907 ,USA The Marketing service provider: "Strendzers" Marijas 1, Riga, Latvija, LV-1050

THE MARKETING SERVICE PROVIDER WISHES TO DISTRIBUTE THE COMPANY DISCOUNTED VOUCHERS THROUGH MARKETING SERVICE PROVIDER NETWORK.

TRHE COMPANY AND MARKETING SERVICE PROVIDER AGREE TO FOLLOW AND BE BOUND BY THESE TERMS AND CONDITIONS.

1. COMPENSATION FOR DISTRIBUTING THE VOUCHERS FOR MARKETING SERVICE PROVIDER ACCORDING THIS AGREEMENT WILL BE: The Marketing service provider will retain Commission which is 10% of proceed of the Vouchers sales. Voucher means discounted coupons for Company discounted products or services to be offered on company web site.

2. COMPANY RESPONSIBILITIES: The Company will issue a numbered voucher and provide it for Marketing service provider. The Company will remit compensation commission within sixty days after the voucher was used and paid.

3. MARKETING SERVICE PROVIDER RESPONSIBILITIES: Marketing service provider will distribute company vouchers via Marketing service provider network.

4. TERM AND TERMINATION: This Agreement shall continue in effect for the longer of one (1) year following the Effective Date. Company may terminate this Agreement at any time for any reason by giving the MARKETING SERVICE PROVIDER notice of such termination. The expiration of the Term shall not in any way affect the purchaser's usage of the product or service, or Company's obligation to honor the terms of the sale.

5. The Parties are independent contractors. Nothing in this Agreement shall be construed to create a joint venture, partnership, franchise, or an agency relationship between the Parties. Neither Party has the authority, without the other Party's prior written approval, to bind or commit the other Party in any way.

This agreement constitutes the whole agreement between the parties and any alteration must be in writing and signed by both parties. This Agreement (the "Agreement") is entered into effect this 8th day October 2014


/s/ Vadims Furss
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"Amber Group Inc" ("Company")/ VADIMS FURSS

/s/ Gennady Katichev
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"Strendzers"  ("Marketing service provider") GENNADY KATICHEV